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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                                   May 7,2001


                          Corniche Group Incorporated
             (Exact name of registrant as specified in its charter)

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
          Delaware                           0-10909                      22-2343568
(State of other jurisdiction of      (Commission file number)          (I.R.S. Employer
incorporation or organization)                                         Identification No.)
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                    610 South Industrial Boulevard, Suite 220
                              Euless, Texas                    76040
               (Address of Principal executive offices)     (Zip Code)


               Registrant's telephone number, including area code:
                                  817-283-4250

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 7, 2001, the Company terminated the appointment of Weinick Sanders Leventhal & Co., LLP ("Weinick") as independent auditors. The reports of Weinick on the financial statements of the Company for the prior two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Audit Committee and its Board of Directors participated in and approved the decision to terminate Weinick as independent auditors.

         In connection with its audits for the prior two fiscal years and through May 7, 2001, there were no disagreements with Weinick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinick, would have caused Weinick to make reference thereto in its report on the financial statements for such years.

         During the prior two fiscal years and through May 7, 2001, there have been no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

         The Company simultaneously engaged Travis, Wolff & Company, LLP ("TravisWolff") as its new independent accountants as of May 7, 2001. Such appointment was approved by the Company's Audit Committee and its Board of Directors. During the two most recent fiscal years and through May 7, 2001, the Company has not consulted with Travis regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

         The Company has requested Weinick to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated May 9, 2001, is filed as Exhibit A to this Form 8-K.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Exhibits

                  A - Weinick Sanders Leventhal & Co, LLP letter dated May 9, 2001.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

         Dated:     May 7, 2001             CORNICHE GROUP INCORPORATED
                                            By:  /s/  John L. King
                                               --------------------------------
                                               John L. King, Vice President and
                                               Chief Financial Officer



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                               INDEX TO EXHIBITS



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EXHIBIT
NUMBER         DESCRIPTION
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  A            Weinick Sanders Leventhal & Co, LLP letter dated May 9, 2001.
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